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EXHIBIT 3(iii)  Certificate of the Rights, Designation and Preferences of the
                Series A Convertible Preferred Stock of Humitech International Group, Inc.


                           CERTIFICATE OF DESIGNATION
                      OF THE RIGHTS AND PREFERENCES OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                      OF HUMITECH INTERNATIONAL GROUP, INC.


The undersigned, being the President and Secretary, of Humitech International Group, Inc., a corporation organized and existing under the laws of Nevada (the "Corporation"), DO HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation and Section 78.195 of the Corporation Law of Nevada, the Board of Directors adopted the following resolution providing for the issuance of a series of Preferred Stock:

         WHEREAS, the Articles of Incorporation of Humitech International Group, Inc., a corporation organized and existing under the laws of Nevada (the "Company"), as amended, provide that the Company has authorized Twenty Million (20,000,000) shares of $.001 par value preferred stock ("Preferred Stock") and, further, that the board of directors of this corporation, by resolution only and without further action or approval, may cause the corporation to issue one or more series of preferred stock within any class thereof and which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be standard expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any series and to increase or decrease the number of shares of any such series; and

         WHEREAS, THE COMPANY DOES HEREBY CERTIFY that pursuant to the authority contained in its Articles of Incorporation, and in accordance with the provisions of applicable law of Nevada, the Company's directors have duly adopted the following resolutions determining the Designations, Rights and Preferences of a special class of its authorized Preferred Stock, herein designated as Series A Convertible Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the directors of this Company by its Articles of Incorporation, a special series of preferred stock of the Company be and is hereby created out of the 10,000,000 shares of Preferred Stock available for issuance, such series to be designed as Series A Convertible Preferred Stock (the "Series A"), consisting of Five Million (5,000,000) shares with $0.01 par value, of which the preferences and relative rights and qualifications, limitations or restrictions thereof (in addition to those set forth in the Company's Articles of Incorporation), shall be as follows:

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1.       DEFINITIONS

         COMMON STOCK. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Company and any other stock of the Company, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

         ISSUE DATE. The term "Issue Date" shall mean the date that shares of Series A are first issued by the Company.

         JUNIOR STOCK. The term "Junior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized after the Issue Date not entitled to receive any dividends in any dividend period unless any dividends required to have been paid or declared and set apart for payment on the Series A shall have been so paid or declared and set apart for payment and, for purposes of these resolutions, shall mean Common Stock and any other class or series of stock of the Company authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series A shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         PARITY STOCK. The term "Parity Stock" shall mean, for purposes of these resolutions the Common Stock and any other class or series of stock of the Company authorized after the Issue Date entitled to receive payment of dividends subject only to those preferential rights of dividends granted to the Series A and, for purposes of these resolutions, shall mean any class or series of stock of the Company authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company subject to only those preferential rights and preference granted to the Series A.

         SENIOR STOCK. The term "Senior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized before the Issue Date of the Series A except for those preferential rights as granted herein but the right to receive dividends providing all dividends granted to the Series A shall have been paid or set aside to be paid, and, for purposes of these resolutions, shall mean any class or series of stock of the Company authorized after the Issue Date ranking equal to the Series A and the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company except for those preferential rights granted to the Series A herein.

2.       RIGHTS, POWERS AND PREFERENCES

         The Series A shall have the voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions as follows:

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         A.       DESIGNATION, AMOUNT AND PAR VALUE. Out of the Ten Million
                  (10,000,000) shares of Preferred Stock available for issuance, such series to be designed as Series A Convertible Preferred Stock (the "Series A"), consisting of Five Million (5,000,000) shares with $0.01 par value.

         B. RANK. The Series A shall be senior to the Common Stock and any other series or class of the Company's Preferred Stock.

         C.       LIQUIDATION RIGHTS.

                  In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made at $0.01 per share.

         D.       VOTING RIGHTS.

                  Each share of Series A shall vote on an as converted basis.

3.       DIVIDENDS

         Without prior written consent of the majority of the holders of Series A, so long as any shares of Series A shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Company make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51% of the outstanding voting stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof and the Redemption Price is set apart.

4.       CONVERSION

         The Series A shall have the following conversion rights (the "Conversion Rights"):

         A. HOLDER'S OPTIONAL RIGHT TO CONVERT. Each share of Series A shall be convertible, at the option of the holder(s) and after May 31, 2002, into two shares of the Company's $.001 par value common stock.

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         B.       MECHANICS OF CONVERSION. Before any holder of Series A shall be entitled to convert the same into shares of Common Stock, such holder shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Series A being converted; and (ii) surrender the certificate or certificates therefor, duly endorsed. Thereupon the Company shall promptly issue and deliver to such holder of Series A, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and surrender of the shares of Series A.

5.       REISSUANCE

         No share or shares of Series A acquired by the Company by reason of conversion or otherwise shall be reissued as Series A, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Company.

6.       HEADINGS OR SUBDIVISIONS

         The heading of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereto.

7.       SEVERABILITY OF PROVISIONS

         If any right, preference or limitation of the Series A set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.       STATUS OF REACQUIRED STOCK

         Shares of Series A which have been issued and reacquired in any manner shall, upon compliance with any applicable provisions of Nevada law, have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued in any series or class.

9.       WARRANT RIGHT

         The holder of each share of Series A shall have the right until December 31, 2002 to purchase one share of the Company's $.001 par value common stock at a price of $2.00 per share.

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IN WITNESS WHEREOF, the undersigned officers of Humitech International Group,
Inc., a Nevada corporation, did hereby execute this Certificate effective March 15, 2002.


                                                   /S/ C.J. COMU
                                                   ---------------------------
                                                       C.J. Comu
                                                       Chief Executive Officer


                                                   /S/ MICHAEL R. DAVIS
                                                   ---------------------------
                                                       Michael R. Davis
                                                       Secretary

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